Exhibit 10.4

August 11, 2023

STRICTLY CONFIDENTIAL

1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attn: Ellery W. Roberts

CEO

Dear Mr. Roberts:

This letter (the “Agreement”) constitutes the agreement between, Spartan Capital Securities, LLC (“Spartan”, or the “Placement Agent”) and 1847 Holdings LLC Inc., a company incorporated under the laws of the State of Delaware (the “Company”), pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement” or the “Offering”) of the Company’s Common Shares (the “Common Shares”) and/or equity derivatives including but not limited to convertible debt instruments (the “Convertible Securities” and together with the Shares, the “Securities”). The terms of the Placement shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to the Subscription Agreement (as defined below), shall be collectively referred to herein as the “Transaction Documents.” The date of each closing of the Placement shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that the obligations of the Placement Agent hereunder are on a reasonable best-efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Subscription Agreement”) between the Company and such Purchaser in a form mutually agreed upon by the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement. Prior to the signing of any Subscription Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Subscription Agreement utilized in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of the Subscription Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. The Company hereby represents and warrants that the Company is not disqualified from the exemption under Rule 506 contained in Regulation D by virtue of the disqualifications contained in Rule 506(d), or the exemption under Regulation D by virtue of the disqualifications contained in Rule 507.

SECTION 2.  REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of the Securities by such Placement Agent, (iv) is and will be a corporate entity validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.  ESCROW. The Company and the Placement Agent shall enter into an escrow agreement (the “Escrow Agreement”) at or prior to the initial Closing with an escrow agent mutually agreed upon by the Company and the Placement Agent. The Escrow Agreement will provide for the direct disbursement of all fees and funds held by the escrow agent.

SECTION 4.  COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent the following compensation with respect to the Securities which they are placing:

A. A cash fee (the “Cash Fee”) equal to an aggregate of six percent (6.0%) of the aggregate gross proceeds raised in the Placement whether the sale was directly the result of the Placement Agent’s efforts or any other party legally permitted to effect the sale (including, but not limited to, FINRA members, as selling agents, which the Placement Agent may permit to participate in the Offering). The Cash Fee shall be paid at each Closing of the Placement and shall be deducted from the escrow account established in connection with the Placement.

B. As additional compensation for the Placement Agent’s services, the Company shall issue to Spartan or its designees at each Closing warrants (the “Placement Agent’s Warrants”) to purchase that number of shares of common stock of the Company (“Common Stock”) equal to eight percent (8.0%) of the aggregate number of shares of Common Stock sold in the Placement or issuable upon the conversion of Convertible Securities sold in the Placement. The Placement Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the date of issuance, at a price per share equal to 110% of the price per share of the securities sold in the Placement. The Placement Agent’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights), cashless exercise and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.).

C. Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company will be responsible for and will pay all expenses relating to the Placement, including, without limitation, (a) all fees and expenses relating to the listing of the Company’s common stock on a national exchange, if applicable; (b) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Placement Agent’s may reasonably designate; (d) the costs of all mailing and printing of the Offering Documents(as defined below); (e) transfer and/or stamp taxes, if any, payable upon the transfer of securities by the Company; and (f) the fees and expenses of the Company’s accountants; and (g) a maximum of $50,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Spartan’s counsel. The Placement Agent may deduct from the net proceeds of the Placement payable to the Company on a Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent. Additionally, the Placement agent shall receive 1% of the gross proceeds of the Offering as a non-accountable expense.

D. The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event at a determination shall be made by FINRA to the effect that such Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 5.  INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 6.  ENGAGEMENT TERM. The Placement Agent engagement hereunder shall be until the earlier of (i) August 31, 2023 and (ii) the final Closing Date of the Placement (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Term”); provided, however, that either party may terminate this Agreement upon fifteen days prior written notice to the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 4 hereof, expense reimbursement pursuant to Section 4 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees and expense reimbursement due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to such Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7.   PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without such Placement Agent’s prior written consent.

SECTION 8.  NO FIDUCIARY RELATIONSHIP. This Agreement does not create and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is nor shall the Placement Agent be construed as a fiduciary of the Company and the Placement Agent shall have any duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9.   Intentionally Deleted.

SECTION 10.   COVENANTS. The Company covenants and agrees with the Placement Agent as follows:

A. The Company shall apply the net proceeds from the Offering in the manner set forth under the heading “USE OF PROCEEDS” in the Memorandum.

B. The Company shall make all “blue sky” filings required in connection with the Offering.

SECTION 11.  CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Subscription Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent by the Company:

A. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

B. The Company shall have entered into a Subscription Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

C. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

D. There shall not have been any material adverse change in the general affairs, management, financial position, result of operations or prospects of the Company, other than as set forth in or contemplated by this Agreement.

E. The Company shall not have sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, if in the judgment of the Placement Agent any such development referred to in clauses (D) and (E), makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Placement Agent.

F. Since the respective dates as of which information is given herein, there shall have been no litigation instituted against the Company and since such dates there shall be no proceeding instituted or threatened against the Company or any of its officers or directors, before or by any federal, state or county court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, financial condition, results of operations or prospects of the Company.

G. Each of the representations and warranties of the Company contained herein shall be true and correct at the signing of this Agreement and at each Closing as if made at such Closing, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing shall have been duly performed, fulfilled or complied with.

H. If requested, the Placement Agent shall have received a legal opinion from the Company’s counsel in form and substance reasonably satisfactory to the Placement Agent.

I. The Company shall have furnished to the Placement Agent a certificate of the Chief Executive Officer of the Company, dated as of each Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of such Closing Date except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Date.

J. The Company shall have furnished to the Placement Agent at each Closing Date, such other certificates, additional to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to (A) the accuracy and completeness, in all material respects, of the representations and warranties of the Company herein; (B) the performance by the Company in all material respects of its obligations hereunder, or (C) the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to each Closing Date.

All the opinions, letters, certificates, and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Placement Agent, whose approval shall not be unreasonably withheld. The Placement Agent reserves the right to waive any of the conditions herein set forth. If a condition specified in this Section shall not have been fulfilled in any material respect when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by written notice to the Company at any time at or prior to the Closing, and such termination shall be without liability of any party to any other party except as provided in Section 6.

If any of the conditions specified in this Section 11 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 11 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 12.   COVENANTS AND OBLIGATIONS.A.

A. Tail Financing. . If the Agreement terminates for any reason (other than for “Cause”), or if there is a Closing of the Placement, then, if within twelve (12) months following such termination or Closing, the Company completes any financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors introduced by Placement Agent, or with whom the Company had an in-person meeting or phone or video call that was facilitated by Placement Agent, or investor(s) to whom Placement Agent sent the offering materials during the term of this Agreement, then the Company will pay the Placement Agent upon the closing of such financing the compensation set forth in Section 3 herein. At the written request of the Company, Placement Agent shall provide the Company with a list of investors introduced by the Placement Agent, or with whom the Company had an in-person meeting or phone or video call that was facilitated by the Placement Agent or to whom the Placement Agent sent the offering materials during the Term. “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, Placement Agent’s gross negligence, willful misconduct, or a material breach of this Agreement, after being notified in writing of such conduct, and not curing such alleged conduct within twenty (20) days of notification of such alleged wrongful conduct. .

B. Right of First Refusal. Following the Final Closing of the Offering, the Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the date the Offering is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Placement Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (excluding commercial bank debt) (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. The Placement Agent shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage, or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agent. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to the Placement Agent with respect to the offering for which it has offered to retain the Placement Agent, except as otherwise provided for herein.

SECTION 13.   GOVERNING LAW; JURISDICTION AGENT FOR SERVICE OF PROCESS, ETC. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents, to the extent permitted by applicable law, to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable and documented attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. In addition to and without limiting the foregoing, the Company has confirms that it has appointed Bevilacqua PLLC, 1050 Connecticut Avenue, NW, Suite 500, Washington, DC 20036, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon the this Agreement or the Transaction Documents or the transactions contemplated herein which may be instituted in any New York federal or state court, by the Placement Agent, the directors, officers, partners, members, managers, employees and agents of the Placement Agent, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. The Company hereby authorizes and directs the Authorized Agent to accept such service. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. If the Authorized Agent shall cease to act as agent for service of process, the Company shall appoint, without unreasonable delay, another such agent in the United States, and notify the Placement Agent of such appointment. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Placement Agent, the directors, officers, partners, members, managers, employees and agents of the Placement Agent, in any court of competent jurisdiction in the City of New York, New York. This paragraph shall survive any termination of this Agreement, in whole or in part.

SECTION 14.   ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements, and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 15.   CONFIDENTIALITY. The Placement Agent (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation, or legal process (“Legal Requirement”), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by such Placement Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary, and non-public information (whether written, oral or electronic communications) furnished by the Company to a Placement Agent or its Representatives in connection with such Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean with respect to the Placement Agent, such Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys, and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Placement Agent and its Representatives will furnish only that portion of the Confidential Information which such Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 16.   NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 17.   Press Announcements. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’ marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Very truly yours,

SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Kim Monchik
Name:	Kim Monchik
Title:	CAO

Accepted and Agreed to as of

the date first written above:

1847 Holdings, LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	CEO

EXHIBIT A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Spartan Capital LLC (“Spartan”, the “Placement Agent”) by 1847 Holdings, LLC (the “Company”) pursuant to a placement agency agreement dated as of the date hereof, by and among the Company and the Placement Agent, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1.  To the extent permitted by law, the Company will indemnify the Placement Agent and its respective affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except, with regard to the Placement Agent, to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from such Placement Agent’s willful misconduct or gross negligence in performing the services described herein, as the case may be.

2.  Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which such Placement Agent is entitled to indemnity hereunder, such Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to such Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for such Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Placement Agent. In such event, the reasonable fees, and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld. The Placement Agent and all other indemnitees shall not settle any claim, action or proceeding without the prior written consent of the Company.

3.  The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4.  If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold such Placement Agent harmless, then the Company shall contribute to the amount paid or payable by such Placement Agent, as the case may be, as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and such Placement Agent on the other, but also the relative fault of the Company on the one hand and such Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, no Placement Agent’s share of the liability hereunder shall be in excess of the amount of fees actually received, or to be received, by such Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses incurred by such Placement Agent).

5. These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.